UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Inhibikase Therapeutics, Inc. (the “Company”) awarded Milton H. Werner, the President and Chief Executive Officer of the Company, options under the Company’s 2020 Equity Incentive Plan (the “Plan”) to purchase 315,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) with an exercise price equal to $0.7390, the closing price of the Company’s Common Stock on March 1, 2023, of which 105,000 shares are subject to performance vesting. Also on March 1, 2023, the Compensation Committee awarded Joseph Frattaroli, the Company’s Chief Financial Officer, options under the Plan to purchase 135,000 shares of the Company’s Common Stock with an exercise price equal to $0.7390, the closing price of the Company’s Common Stock on March 1, 2023, of which 45,000 shares are subject to performance vesting. The remainder of such options are subject to time vesting.

The number of shares of Common Stock eligible for performance vesting under such awards is determined by the accomplishment of certain performance milestones (“Performance Milestones”) established by the Compensation Committee. The Performance Milestones provide for the vesting of all or a portion of the option grants depending on the timing of the completion and the release of the results of the IKT-148009 Phase 2a study in Parkinson’s disease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer